                                                              Exhibit 1


                         Consent of Coopers & Lybrand


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-60124) pertaining to the Colonial Companies, Inc. Security Saver Plan, as amended, of our report dated May 11, 1995, with respect to the financial statements and schedules of the Colonial Companies, Inc. Security Saver Plan, as amended, included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


/s/ Coopers & Lybrand L.L.P
Charlotte, North Carolina
May 11, 1995

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